Exhibit 21.1

Subsidiaries of Robbins & Myers, Inc.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

	Jurisdiction in which Incorporated	Percentage of Ownership
Chemineer, Inc.	Delaware	100
Cor-Val, Inc.	Delaware	100
Dalian Moyno Pump Co., Ltd.	China	62
Edlon Inc.	Delaware	100
Energy Equipment Corporation	Texas	100
Energy Equipment Corporation Limited	United Kingdom	100
GMM Mavag AG	Switzerland	51
GMM Pfaudler Limited	India	51
HP&T Products, Inc.	Texas	100
KC Machine, LLC	Wyoming	100
Manifold Valve Services, Inc.	Delaware	100
Mavag AG	Switzerland	51
Moyno de Mexico, S.A. de C.V.	Mexico	51
Moyno, Inc.	Delaware	100
O & M Equipment, Inc.	Delaware	100
Pfaudler Equipamentos Industriais Ltda.	Brazil	100
Pfaudler Werke GmbH	Germany	100
Pfaudler, Inc.	Delaware	100
Pipeline Valve Specialty, Inc.	Delaware	100
Preferred Industries, Inc.	Delaware	100
PT. R&M Energy Systems Indonesia	Indonesia	100
R&M Energy Systems Australia Pty. Ltd	Australia	100
R&M Energy Systems de Argentina S.A.	Argentina	100
R&M Energy Systems de Venezuela, C.A.	Venezuela	100
R&M Energy Systems LLP	Kazakhstan	100
Robannic Overseas Finance A.V.V.	Netherlands	100
Robbins & Myers (Suzhou) Process Equipment Company Limited	China	100
Robbins & Myers B.V.	Netherlands	100

Robbins & Myers Belgium S.A.	Belgium	100
Robbins & Myers Canada, Ltd	Canada	100
Robbins & Myers de Mexico, S.A. de C.V.	Mexico	100
Robbins & Myers Energy Systems L.P.	Texas	100
Robbins & Myers Energy Systems, Inc.	Delaware	100
Robbins & Myers Holdings U.K. Limited	United Kingdom	100
Robbins & Myers Holdings, Inc.	Delaware	100
Robbins & Myers Italia S.r.l.	Italy	100
Robbins & Myers N.V.	Netherlands	100
Robbins & Myers U.K. Limited	England	100
Rodic S.A. de C.V.	Mexico	100
Suzhou-Pfaudler Glass-Lined Equipment Company Limited	China	100
T-3 Canadian Holdings, Inc.	Delaware	100
T-3 Custom Coating Applicators, Inc.	Delaware	100
T-3 Energy Preferred Industries Mexico, S. de R.L. de C.V	Mexico	100
T-3 Energy Services Aswan Middle East LLC	U.A.E	49
T-3 Energy Services Canada, Inc.	Canada	100
T-3 Energy Services Cayman Holdings, Ltd.	Cayman Islands	100
T-3 Energy Services Cayman, Ltd.	Cayman Islands	100
T-3 Energy Services India Private Limited	India	100
T-3 Energy Services International, Inc.	Delaware	100
T-3 Energy Services Mexico S. de R.L. de C.V.	Mexico	50
T-3 Energy Services, Inc.	Delaware	100
T-3 Investment Corporation IV	Delaware	100
T-3 Management, Inc.	Delaware	100
T-3 Mexican Holdings, Inc.	Delaware	100
T-3 Property Holdings, Inc.	Delaware	100
T-3 Rocky Mountain Holdings, Inc.	Delaware	100
T-3 Support Services, Inc.	Delaware	100
Tarby of Delaware, Inc.	Delaware	100
The Rex Group, Inc.	Texas	100
Triple Merger II, Inc.	Delaware	100
Tycon Technoglass S.r.l.	Italy	100
UGE do Brasil Comercial Ltda.	Brazil	50
United Wellhead Services, Inc.	Delaware	100
Universal Glasteel Equipment	Ohio	50

Universal Glasteel Equipment Romania S.r.l.	Romania	50